EXHIBIT 99.1

Cars.com Announces Review of Strategic Alternatives to Enhance Shareholder Value

•	The Board authorized management to begin this process in September 2018
•	Review Process is Ongoing

CHICAGO, ILLINOIS - January 16, 2019 – Cars.com Inc. (NYSE: CARS), a leading online automotive marketplace, today announced that it has been conducting a process to explore strategic alternatives to enhance shareholder value. The Board authorized management and its external advisors to initiate such a process at its September 28 meeting, and it has since been considering a broad range of strategic alternatives including a potential sale of the Company.

Scott Forbes, Chairman of the Board said, “We are confident in the Company’s strategy to expand from a classified listings model into a leading online automotive marketplace solutions provider. We have undertaken a number of actions toward positioning the Company to drive growth and achieve sustainable market leadership in our sector. We remain committed to that plan, but in light of multiple inquiries which indicate the possibility of realizing that future value now, and after careful consideration, we took the decision to explore strategic alternatives in late 2018, consistent with the Board’s commitment to acting in the best interests of the Company and its stakeholders to enhance shareholder value.”

Alex Vetter, Chief Executive Officer and President, said, “Cars.com has made rapid progress in its transformation since becoming an independent company in 2017. We have delivered 12 consecutive months of traffic growth. We’ve accelerated our digital solutions strategy with significant acquisitions and rapid integration of product offerings. We have taken direct control of newspaper affiliate relationships while adapting the company’s internal sales and technology operations to accelerate the business strategy, while substantially reducing legacy costs. Throughout this strategic review process, we will continue to execute on our strategy and remain focused on providing exceptional value to our customers.”

There can be no assurance that the strategic alternatives review process will result in a sale of the Company or other strategic change or outcome. The Company has not set a timetable for the conclusion of its review of strategic alternatives, and it does not intend to comment further unless and until the Board has approved a specific course of action or the Company has otherwise determined that further disclosure is appropriate or required by law.

Cars.com has retained J.P. Morgan as financial advisor and Latham & Watkins LLP as legal counsel for its process of exploring strategic alternatives.

About Cars.com

Cars.com™ is a leading two-sided digital automotive marketplace that creates meaningful connections between buyers and sellers. Launched in 1998 and headquartered in Chicago, the company empowers consumers with resources and information to make informed buying decisions and enables advertising partners with innovative digital solutions and data-driven intelligence to increase inventory turn and gain market share. A pioneer in online automotive classifieds, the company has evolved into one of the largest digital automotive platforms, connecting thousands of local dealers across the country with millions of consumers. In 2018, Cars.com acquired Dealer Inspire®, a company that builds technology that helps future-proof dealerships for changing consumer behaviors and makes the car buying process faster and easier.

Cars.com properties include DealerRater®, Dealer Inspire®, Auto.com™, PickupTrucks.com® and NewCars.com®. For more information, visit www.Cars.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are forward-looking statements.

Forward-looking statements include information concerning our business strategies, strategic alternatives review process, plans and objectives, market potential, future financial performance, planned operational and product improvements, liquidity and other matters. These statements often include words such as "believe," "expect," "project," "anticipate," “consider,” “explore,” “potential,” "intend," "plan," "estimate," "target," "seek," "will," "may," "would," "should," "could," "forecasts," "mission," "strive," "more," "goal" or similar expressions. Forward-looking statements are based on our current expectations, beliefs, estimates, projections and assumptions, based on our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we think are appropriate. These statements are expressed in good faith and we believe these judgments are reasonable. However, you should understand that these statements are not guarantees of performance or results. Our actual results and strategic actions could differ materially from those expressed in the forward-looking statements. Given these uncertainties, forward-looking statements should not be relied on in making investment decisions.

Forward-looking statements are subject to a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results and strategic actions to differ materially from those expressed in the forward-looking statements contained in this press release. For a detailed discussion of many of these and other risks and uncertainties, see our Annual Report on Form 10-K for the period ended December 31, 2017, our Quarterly reports on Form 10-Q for the three-month periods ended March 31, 2018, June 30, 2018 and September 30, 2018, respectively, our Current Reports on Form 8-K and our other filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release are qualified by these cautionary statements. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. Comparisons of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.

The forward-looking statements in this press release are intended to be subject to the safe harbor protection provided by the Federal securities laws.

Cars.com Media Contact:

Marita Thomas

312-601-5692

pr@cars.com

Gladstone Place Partners

Lauren Odell / Patricia Figueroa

212-230-5930

Cars.com Investor Relations Contact:

Jandy Tomy

312-601-5115

ir@cars.com

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